For Ministry Use Only                  Ontario Corporation
           A l'usage exclusif du ministere        Number
                                                  Numero de la societe en
                                                  Ontario

                                                  219837

           Ministry of         Ministere de
           Consumer and        la Consommation
           Commercial          et du Commerce
           Ontario Relations
           CERTIFICATE         CERTIFICAT

           This is to certify  Ceci certie que
           that these          les presents
           articles are        status entrent en
           effective on        vigueur le

           May 27              MAI, 1997

                       Director/Directeur
                Business Corporations Act/Los de sur les compagnies
          ---------------------------------------------------------------


          Form 3
          Business
          Corporations
          Act


          Formula 3
          Loi sur les
          societes par
          actions

                                ARTICLES OF AMENDMENT
                                STATUS OF MODIFICATION

           1.   The name of the            Denomination sociale de la
                corporation is:            societe


                    A M E R I C A N   E C O  C O R P O R A T I O N

           2. The name of the corporation is changed to (if Nouvelle denomination sociale de la societe (s'il y a lieu): applicable):

                     N / A

           3.   Date of incorporation/     Date de la constitution ou de
                amalgamation:              la fusion:

                                      1969/02/06
            -------------------------------------------------------------
                                  (Year, Month, Day)
                                 (annee, mois, jour)

           4.   The articles of the        Les statuts de la societe de
                corporation are amended    la facon suivante.
                as follows:




               The Articles of the Corporation be and they are hereby amended as follows:

               1. by decreasing the authorized capital of the Corporation by deleting the Class A Preference Shares and the Class A Preference Shares, Series 1 (none of which are issued and outstanding);

               2. by increasing the authorized capital of the Corporation by creating an unlimited number of preference shares, issuable in series;

                3. by declaring that the capital of the Corporation after giving affect to the foregoing consists of an unlimited number of preference shares, issuable in series and an unlimited number of common shares;

                4. by deleting the existing share conditions attaching to the Class A Preference Shares, Class A Preference Shares, Series 1 and common shares;

                 5. by providing that the rights, privileges, restrictions
                    and conditions attaching to the preference shares and common shares are as follows:

               A.    PREFERENCE SHARES
                     -----------------

               The preference shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

               1.  Directors' Authority to Issue in One or More Series
                   ---------------------------------------------------

               1.1 The directors of the Corporation may issue the preference shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of any dividends thereon and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such dividends shall accrue, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any) and the terms and conditions of any purchase obligation or sinking fund or other provisions attaching thereto. Before the issue of a series of preference shares,the directors of the Corporation shall send to the Director appointed under the Business Corporations Act, Ontario (as now enacted or from time to time amended, re-enacted or replaced) (the "Act") articles of amendment in prescribed form containing a description of such series including the number of shares in such series and the designation, rights, privileges, restrictions and conditions determined by the directors.

               2.   Ranking of Preference Shares
                    ----------------------------

               2.1 No rights, privileges, restrictions or conditions attaching to a series of preference shares shall confer upon the shares of a series a priority in respect of dividends or in respect of return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, over the shares of any other series of preference shares.

               2.2 The preference shares, as a class, shall be entitled to such priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the preference shares with respect to priority in the payment of dividends and/or the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs as the directors of the Corporation shall determine at the time of determining the number and designation of, and the rights, privileges, restrictions and conditions attaching to, the series of preference shares. The preference shares of any series may also be given such other preferences not inconsistent with the preferences so determined to attach to the preference shares as a class not inconsistent with the provisions hereof over the common shares and over any other shares ranking junior to the preference shares as the directors of the Corporation may determine at the time of determining the number and designation of, and the rights, privileges, restrictions and conditions attached to, the shares of such series.

               2.3 If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of preference shares is not paid in full, the preference shares of all series shall participate rateably in respect of all accumulated cumulative dividends,whether or not declared,and all declared non-cumulative dividends, and in respect of amounts payable on return of capital in the event of liquidation, dissolution or winding-up of the Corporation; provided, however,that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the preference shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied toward the payment and satisfaction of claims in respect of dividends.

               3.   Voting Rights
                    -------------

               3.1 Except as herein specifically provided or as otherwise provided by law, the holders of the preference shares shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. The holders of the preference shares shall be entitled to receive notice of meetings of shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 184(3) of the Act.

               4.   Modification
                    ------------

               4.1 The rights, privileges, restrictions and conditions attaching to the preference shares, as a class, may not be deleted, amended, modified or varied in whole or in part except with the prior approval of the holders of the preference shares given as hereinafter specified in addition to any other approval required by the Act.

               4.2 The approval of the holders of the preference shares with respect to any and all matters hereinbefore referred to may be given by not less than two-thirds of the votes cast at a meeting of the holders of the preference shares duly called for that purpose and held upon at least 21 days' notice at which the holders of not less than 25 per cent of the outstanding preference shares are present or represented by proxy. If at any such meeting the holders of 25 per cent of the outstanding preference shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and at such time and place as may be determined by the person appointed as chairman by the persons present and entitled to vote at such meeting (and, for such purpose, the presence of one holder of preference shares or of a proxy therefor shall constitute a quorum) and no less than 21 days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the preference shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the preference shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Act and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of preference shares as a class, each holder of preference shares entitled to vote thereat shall have one vote in respect of each $1.00 of stated capital attributable to each preference share held by him.

               B.    COMMON SHARES
                     -------------

               The common shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

               1.   Dividends
                    ---------

               1.1 Subject to the prior rights of the holders of any shares of the Corporation ranking senior to the common shares with respect to priority in the payment of dividends, the holders of the common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the Board of Directors of the Corporation out of assets properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding. Cheques of the Corporation payable at par at any branch of the Corporation's bankers for the time being in Canada shall be issued in respect of any such dividends payable in cash (less any tax required to be withheld by the Corporation) and payment thereof shall satisfy such dividends. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

               2.   Dissolution
                    -----------

               2.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares of the Corporation ranking senior to the common shares with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation and to participate equally in any distribution thereof without preference or distinction.

               3.   Voting Rights
                    -------------

               3.1 The holders of the common shares shall e entitled to receive notice of and to attend all meetings of the shareholders of the Corporation. At any such meeting other than a meeting at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, each common share shall confer one vote.

               4.   Creation of other Voting Shares
                    -------------------------------

               4.1 No other class or series of shares of the Corporation, other than the common shares, carrying the right to vote at a meeting of the Corporation (other than a meeting at which only the holders of a particular class or series of shares of the Corporation are entitled to vote separately as a class or series) either under all circumstances or under certain circumstances that have occurred and are continuing shall be authorized without the affirmative vote of a majority of the votes cast at a meeting of the holders of common shares voting separately as a class.



               5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable)

                    La modification a ete dument autorisee by conformement aux articles 168 et 170 Corporations Act. (selon le cas) de la Loi sur les societes par actions.



               6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

                    Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

                                      1997/05/07
                ----------------------------------------------------------
                                  (Year, Month, Day)
                                 (annee, mois, jour)

               These articles are signed in duplicate.

               Les presents status sont siges en double exemplaire.




                                   AMERICAN ECO CORPORATION
                              ------------------------------------
                                     (Name of Corporation)
                              (Denomination sociale de la societe)


                                                                President &
                               By/Par: /s/ Michael E. McGinnis    C.E.O.
                                      ------------------------------------
                                      (Signature)   (Description of Office)
                                      (Signature)        (Fonction)

                                     CERTIFICATE


               The undersigned John C. Pennie, being the duly elected or appointed Vice-Chairman of the Board of American ECO Corporation (the "Corporation") does hereby certify that attached hereto is a true and correct copy of resolutions of the shareholders of the Corporation duly passed on May 7, 1997 (regarding the approval of future private placements) and that the same are still in full force and effect, unamended as of the date hereof.


          DATED at Toronto this 28th day of  May    , 1997.
                               ------      ----------

           /s/ John C. Pennie
          ---------------------------
          John C. Pennie

          APPROVAL OF FUTURE PRIVATE PLACEMENTS
          -------------------------------------

          The Chairman stated that the next item of business is the authorization and approval of future private placements and that the affirmative vote of at least a majority of the votes cast in respect thereof is required in order to pass such resolution.

          The Chairman stated that the Scrutineers' report shows that the following resolution has been duly carried by a majority of the votes cast as the meeting:

          NOW THEREFORE BE IT RESOLVED THAT:

               1. The directors of the Corporation be and they are hereby authorized and directed to arrange from time to time, additional private placements in the capital of the Corporation, subject to the following terms:

                    (a) All private placement financings will be carried out by the Corporation in accordance with the guidelines of The Toronto Stock Exchange and specifically paragraphs 619 and 622 of The Toronto Stock Exchange Company Manual.

                    (b) The future private placements will not result in additional shares of the Corporation being issued in an amount exceeding the current number of issued and outstanding shares in the aggregate of the Corporation.

                    (c) Any of the future private placements would be substantially at arm's length and would not materially affect control of the Corporation.

               2. Any one director of officer of the Corporation be and he is hereby authorized and directed to execute and deliver under the corporate seal or otherwise all such deed, documents, instruments and assurances and to do all such acts and things as in his opinion may be necessary or desirable to give effect to this resolution.

          The Chairman declared that if any shareholder or proxy nominee is interested in the exact number of votes cast in favour of or against the resolution which has been voted upon by poll, he or she may obtain particulars after the meeting on enquiry from the Secretary. Attached to these minutes is a copy of such ballot results.